Exhibit 10.3

AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF BRICKMAN PARENT L.P.

July 5, 2016

This AMENDMENT NO. 1 to the Second Amended and Restated Limited Partnership Agreement, dated as of June 30, 2014 (the “Partnership Agreement”) of Brickman Parent L.P., a Delaware limited partnership (the “Partnership”), is made as of the date first written above by BrightView GP I, LLC, a Delaware limited liability company (formerly known as Brickman GP, LLC), as general partner of the Partnership (the “General Partner”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Partnership Agreement.

W I T N E S S E T H:

WHEREAS, the General Partner has caused an amendment to the Partnership’s certificate of limited partnership to be filed with the Secretary of State on April 12, 2016, effective as of such date, pursuant to which the name of the Partnership was changed to “BrightView Parent L.P.”;

WHEREAS, the General Partner desires to amend the Partnership Agreement in the manner and as more fully set forth herein to reflect such name change;

WHEREAS, the General Partner may amend the Partnership Agreement as set forth herein pursuant to Section 16.5 thereof and this Amendment No. 1 does not (A) discriminate or have the effect of discriminating among Partners of the same class of Units, (B) modify the rights or obligations of any class of Units, (C) require any Capital Contribution from a Partner or reduce the amount of a Partner’s Initial Capital Contribution, (D) amend Sections 4.7 or 4.8 of the Partnership Agreement, (E) disproportionately and adversely affect any Brickman Limited Partner, (F) disproportionately and adversely affect any Viper Limited Partner, (G) amend Section 4.1 of the Partnership Agreement, (H) amend Sections 9.1(h), 10.5 or 10.6 of the Partnership Agreement, (I) amend Sections 4.2, 9.1(h), 10.5 or 10.6 of the Partnership Agreement, (J) amend Sections 9.7, 3.4(a) or 16.5 of the Partnership Agreement, or (K) amend Article XV of the Partnership Agreement.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration acknowledged hereby, the undersigned agrees as follows:

1. Amendment to Section 2.2.

The first sentence of Section 2.2 of the Partnership Agreement shall be revised to replace the words “Brickman Parent L.P.” therein with the words “BrightView Parent L.P.”

2. Conforming Amendments.

All other references in the Partnership Agreement to “Brickman Parent L.P.” shall be deemed to be replaced by references to “BrightView Parent L.P.”

3. Ratification and Confirmation of the Partnership Agreement. Except as so modified pursuant to this Amendment No. 1, the Partnership Agreement is hereby ratified and confirmed in all respects, the other terms and provisions of the Partnership Agreement shall not be affected by this Amendment No. 1, and the Partnership Agreement shall continue in full force and effect as amended hereby.

4. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the Act and the other laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

5. Effectiveness. This Amendment No. 1 shall be effective as of April 12, 2016.

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IN WITNESS WHEREOF, the General Partner has caused this Amendment No. 1 to be executed as of the date first above written.

GENERAL PARTNER:

BrightView GP I, LLC

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Assistant Secretary

[Signature Page to Amendment No. 1 to Second A&R LPA of Brickman Parent L.P.]